WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-SB Registration Statement of Blencathia Acquisition Corporation of our report for the ten months ended October 31, 1998 dated December 21, 1998 relating to the financial statements of Blencathia Acquisition Corporation which appear in such Form 10-SB.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
January 15, 1999